Exhibit 99.1

VIASPACE
Unparalleled Knowledge. Unparalleled Solutions.

Investor Update • Fall 2005
OTC BB:VSPC

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VIASPACE WORKS TO TRANSFORM PROVENSPACE AND DEFENSE TECHNOLOGIES FROM NASA AND THE U.S. DEPARTMENT OF DEFENSE INTO INNOVATIVE PRODUCTS that address homeland security and public safety issues, supply chain management and asset tracking concerns and deficiencies in delivering longer-lasting portable power to laptops, cell phones, and other electronic devices.

VIASPACE develops these technologies into hardware and software products that we believe fulfill high-growth market needs and solve today’s complex problems.

VIASPACE has licensed patents and software technology from the California Institute of Technology (Caltech), which manages the Jet Propulsion Laboratory (JPL) for NASA. This technology was developed by scientists and engineers at JPL over the last decade and was funded by NASA and the Department of Defense. VIASPACE plans to leverage this large government R&D investment – made originally for space and defense applications – into commercial products.

Through its three subsidiaries – Direct Methanol Fuel Cell Corporation, Arroyo Sciences, and Ionfinity – VIASPACE has a diversified, high tech portfolio that includes microelectronics, sensors, homeland security and public safety, energy/fuel cells, information and computational technology, RFID, e-finance,and mobile e-commerce.

In addition to its licenses from Caltech, VIASPACE benefits from relationships withother universities and research laboratories.The VIASPACE MANAGEMENT TEAM has proven expertise that it expects to leverage for the successful commercialization of innovations in technology developed at academic research institutions and national laboratories.

Boxed Subtext:
VIASPACE focuses on technologies originally developed for NASA and the US Department of Defense that have reached a certain stage of maturity. Initial government investments in these technologies amount to millions of dollars and many years of R&D, which we believe will enable VIASPACE to manage the commercialization process with only a modest additional investment and greatly reduced technical risk.

Please Call Investor Relations Toll Free at 1-888-359-9558 – OTC BB:VSPC

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VIASPACE MANAGEMENT TEAM

Dr. Carl Kukkonen is Chairman, CEO and co-founder of the company. He served as CEO of ViaSpace Technologies LLC, the predecessor company of VIASPACE Inc., from its founding in 1998. ViaSpace Technologies incubated several companies based on technologies developed at the NASA Jet Propulsion Laboratory and patents and software licensed from Caltech.

Prior to founding VIASPACE, Dr. Kukkonen was a Caltech employee and served as Director of the Center for Space Microelectronics Technology (CSMT) and Manager of Supercomputing at the NASA Jet Propulsion Laboratory, which is managed by Caltech, in Pasadena, CA. At JPL from 1984-1998, he managed several technologies and technical teams, including the technical foundation of VIASPACE’s operating subsidiaries. Dr. Kukkonen established and grew the Center for Space Microelectronics into a 250-person operation with a $70M annual budget. Dr. Kukkonen was awarded the NASA Exceptional Achievement Medal in 1992.

From 1977-1984, Dr. Kukkonen was at the Ford Motor Company, where he was Ford’s leading expert on hydrogen as an alternative automotive fuel. As a Principal Research Engineer, he also led a team that developed Ford’s first turbocharged intercooled direct injection diesel engine.

Dr. Kukkonen received a BS in physics from the University of California at Davis. He earned an MS and Ph.D. in physics from Cornell University and was a post-doctoral fellow at Purdue.

Mr. Amjad Abdallat is a co-founder of VIASPACE and serves as the company’s COO and VP of Business Development. Previously, he was Chief Operating Officer of ViaSpace Technologies LLC (the predecessor company of VIASPACE Inc.), which was founded in 1998. Mr. Abdallat also serves as President and Chief Operating Officer of Arroyo Sciences, a VIASPACE subsidiary focused on homeland security, public safety and software-based commercial security applications.

From 1989-1998, Mr. Abdallat was with the Hewlett-Packard Company (HP) working in Business Development, Marketing and Program Capture. From 1984-1989, Mr. Abdallat was with Control Data Corporation (CDC), working in Business Development. He led and managed teams to capture large government contracts and successfully won many large and complex deals in the government, aerospace and defense, and manufacturing sectors. Mr. Abdallat received his Master’s degree in Engineering from the University of Missouri and a BS from the University of California at Berkeley.

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VIASPACE MANAGEMENT TEAM (cont.)

Mr. Stephen J. Muzi serves as the company’s Chief Financial Officer, Treasurer and Secretary, responsible for all accounting, financial reporting, treasury and budgeting activities. He is also responsible for ensuring that proper internal financial controls exist and that procedures are in place to safeguard company assets. Mr. Muzi joined ViaSpace Technologies LLC as Controller in 2000.

Prior to joining VIASPACE, Mr. Muzi was Corporate Controller of Southwest Water Company, a NASDAQ company with revenues in excess of $100 million. In this position, he was responsible for all SEC reporting requirements as well as Board of Director reporting. He managed their line of credit banking relationships, risk management program, internal audit program, and income tax requirements. He also made presentations to investment brokers and analysts on behalf of the company, focusing on outlooks for the future and past financial performance. Mr. Muzi was with Southwest Water Company from 1988-2000. From 1985-1987 Mr. Muzi was a senior auditor with BDO Seidman, a national CPA firm. Mr. Muzi received his BS degree from Rochester Institute of Technology and an MBA from the State University of New York at Buffalo. He is a Certified Public Accountant.

BOARD OF DIRECTORS

Dr. Carl Kukkonen
Chairman, CEO and President

Amjad Abdallat
COO and VP of Business Development

Dr. Sandeep Gulati
Dr. Gulati is a cofounder and Chief Science Officer of ViaLogy Corp., which was incubated by VIASPACE, and is a cofounder of VIASPACE subsidiary, Arroyo Sciences. From 1988-2000, he was at the NASA Jet Propulsion Laboratory where he served as Head of the Ultracomputing Technologies Group. Dr. Gulati has 12 issued patents, 20 patents pending and over 80 publications in journals and conference proceedings. He received a Ph.D. in Computer Science from Louisiana State University.

Dr. Joel Balbien
Chairman, Nominations and Governance Committee; Chairman, Audit Committee, Member, Compensation Committee
Dr. Balbien has been Managing Member of Los Angeles-based Smart Technology Ventures III since 2000, a $175 million SBIC venture capital fund focusing on Telecommunications, Broadband Infrastructure, Software, and Semiconductors. He also serves on the Board of Directors of Sonics, Inc., STM Power, and the executive Committee of the Board of Kreido Laboratories. From 1997-1999, Dr. Balbien was Chief Financial Officer at Smart Technology Ventures, and served as Assistant Treasurer and Senior Economist at Southern California Gas Company from 1985-1994. Dr. Balbien received a Ph.D. in Economics from Caltech and is a Chartered Financial Analyst.

Aaron U. Levy
Chairman, Compensation Committee; Member Nominations and Governance Committee; Member, Audit Committee
Mr. Levy is the founder and CEO of Etech Ventures, a privately held Organizational Management Consulting firm founded in 1998, specializing in turnaround of pre-IPO and publicly traded high tech firms. Mr. Levy was U.S. President of Luminent, Inc. from 2001-2003, a fiber optics components company, and Chairman, CEO and President of Dense-Pac Microsystems from 1996-1998, a high density memory company, both formerly NASDAQ listed companies. He received a Master of Science in Aerospace Engineering from Northrop University, and a Bachelor of Science in Electrical Engineering from the University of California, Irvine. Currently Mr. Levy is pursuing his Ph.D. in Leadership and Organizational Behavior at Walden University.

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Arroyo Sciences

Arroyo Sciences, a wholly-owned subsidiary of VIASPACE, is a pioneer of new technologies, products and services based upon sensor fusion. Sensor fusion combines data from multiple sensors, human observations, and automated inferences to deliver reliable decision support in critical applications where solution speed and confidence are of primary importance.

Arroyo Sciences is developing new sensor fusion technologies that expand existing capabilities of, and improve reliability and performance of systems which incorporate video, infrared,X-ray and gamma ray imaging, audio and RFID. Arroyo Sciences is using these technologies to develop client motivated solutions in markets that include commercial security, homeland defense, transportation, and supply chain logistics. Military applications under investigation or development include methods to detect suicide bombers1 and improvised explosive devices (IEDs)2.

Arroyo Sciences technologies are based on pioneering research in weak signal detection and high-speed symbolic inference, initially performed by the NASA Jet Propulsion Laboratory (JPL). VIASPACE has licensed key ingredients of these technologies for commercial use from Caltech, which operates JPL. The efficacy and reliability of these technologies has been confirmed by their successful deployment on numerous NASA spacecraft, and in multiple deep space missions.

Significant potential markets for Arroyo Sciences technology include:

•Commercial security applications such as energy utility, manufacturing and IT infrastructure protection.

•Homeland security applications such as first responder safety and improvised explosive detection; supply chain, maritime3 and port security.

•Military security applications including landmine detection, personnel tracking, navigation, target tracking, aircraft attitude estimation, and multi-sensor battlefield decision support.

Information sources in Arroyo Sciences’ customer applications typically include a wide variety of discrete and continuous sensors, features and patterns of features extracted from multi-channel sensor signals, and intermediate inferences drawn from preliminary analysis of sensor data. In new commercial, homeland security, and military markets, Arroyo Sciences plans to exploit inexpensive, high performance digital signal processing hardware and fast, software-based reasoning technologies to rapidly configure systems to individual customer requirements.

1 Press Release 8/31/2005 “VIASPACE Developing Technology to Detect Suicide Bombers”.
2 Press Release 7/12/2005 “VIASPACE Announces U-Hunter Licensed from Caltech for Improvised Explosive Detection system”.
3 Press Release 7/25/2005 “VIASPACE Announces Technology Licensed from Caltech for Maritime Security”.

Boxed Subtext1:

Technology licensed by Arroyo Sciences can potentially enable commercial instruments to detect concealed IEDs and other concealed weapons worn by suicide bombers. This application is directed at homeland security and defense markets. Related applications can utilize this technology to detect pilfered industrial items or other contraband concealed beneath a person’s clothing.

Boxed Subtext2:

Arroyo Sciences’ DeepScan system analyzes contents of air and seaport cargo containers, and assists location of unexploded ordnance (UXO). Based on technology developed by the U.S. Army Corps of Engineers and NASA/CalTech’s Jet Propulsion Laboratory, DeepScan exploits multi-sensor data to detect buried or concealed explosives. These capabilities were validated and certified by analyzing remediation survey data from former defense sites at McKinley Range, Umatilla, and Camp Simms.

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IONfinity

Ionfinity, a subsidiary in which VIASPACE holds a 46.3% membership interest, is working to develop the next-generation mass spectrometry (MS) technology, which could not only revolutionize the traditional applications of MS for industrial process control and environmental monitoring, but could also ring in a new era of detection systems for homeland security. The technology combines two inventions made at NASA Jet Propulsion Laboratory, which should enable the system to provide a 10x increase in sensitivity, a 10x increase in mass range and the ability to miniaturize the product to make it portable and low cost.

The Ionfinity system is designed to allow high sensitivity and specificity in a portable system – a carry-on suitcase in the near term and a shoe box or smaller size in the future. With its projected ruggedness, low power consumption and cost, the system could be deployed in many applications, where monitoring of air, water or other substances is required.

A group of sensors can be combined with an on-board computing network and wireless interfaces to form a real-time distributed sensing network. This will enable distributed process measurement and control and can provide comprehensive monitoring and rapid detection of common contaminants, as well as narcotics and chemical and biological warfare.

Ionfinity’s technology could not only enhance and benefit the current mass spectrometer marketplace, but could also enable the introduction of a new era in monitoring devices and detection systems for homeland security and defense applications.

Superiority of Technology

Ionfinity’s technology utilizes two inventions developed by scientists at the NASA/JPL and licensed from Caltech. The first invention is the Soft Ionization Membrane (SIM). All mass spectrometers (and ion mobility systems) require samples to be ionized. The introduced ions are then accelerated and analyzed according to mass by electric and magnetic fields or other techniques. Current ionization techniques ionize only 1-2% of the sample. The SIM ionizes very efficiently, which translates into a 10x increase in sensitivity. In contrast to most other ionization techniques, the SIM does not require ultra-high vacuum to operate. This advantage allows the system to operate at about 0.1 Torr, which can be achieved by a simple miniature vacuum pump. Current ionization methods are somewhat violent and tend to fracture samples being ionized into fragments. The mass spectrometer then analyzes the mass of the fragments which then must be reconstructed to the original sample from fragments. Fragmentation introduces considerable uncertainty into the analysis. The SIM ionizes the sample without fragmentation – thus its designation as ‘soft’ ionization. The SIM is tiny and compatible with portable and handheld systems. The SIM allows molecules to be detected at extremely low concentrations, which benefits all traditional applications. More importantly, it enables new applications such as ‘sniffing’ for traces of chemical and biological agents, narcotics and explosives.

The second invention is the Rotating Field Mass Spectrometer (RFMS). The RFMS has two major advantages over other mass spectrometers. First, it is extremely compact and can be miniaturized into portable and handheld systems. Second, the RFMS can cover a broad mass range from 1 to 100,000 amu (atomic mass units). This allows the same instrument to be used for chemical species, typically lower mass, as well as higher mass biological samples. In addition to the SIM and RFMS patents licensed from Caltech, Ionfinity has been issued four US patents on its own, and other patents are pending.

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Direct Methanol Fuel Cell Corporation

Direct Methanol Fuel Cell Corporation (DMFCC), a subsidiary in which VIASPACE holds a majority interest, is pursuing what we believe to be a significant market opportunity for disposable methanol fuel cartridges. These methanol fuel cartridges provide the energy source for tomorrow’s fuel cell-powered portable electronic devices, such as laptop computers and cell phones. Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously “recharged” by simply replacing the disposable fuel cartridge. Direct methanol fuel cells are being developed for these applications by many, well-known international consumer electronic companies. Because the methanol cartridges are disposable, the cartridge business has the opportunity for recurring revenue. This consumer business would be similar to that of disposable batteries (e.g. AA), cigarette lighters or ink cartridges for printers.

Low cost fuel cartridges are analogous to disposable alkaline batteries, but a cartridge containing 50 mL of methanol could power a laptop for five or more hours compared to 10 minutes if an alkaline battery were to be used. When a laptop is plugged into the wall electrical outlet, no methanol would be consumed.

“We predict that fuel cells and fuel cartridges will give the consumer freedom from the electrical grid,” states VIASPACE CEO, Dr. Carl Kukkonen. “DMFCC is helping to provide the necessary advances in fuel cartridges to facilitate widespread adoption of fuel cells for portable power applications such as laptop computers and mobile phones.”

Direct Methanol Fuel Cell Corporation has designed a new plastic-based methanol fuel cartridge. DMFCC’s current fuel cartridge, shown to the right, is designed to be inserted into a laptop computer or similar portable electronic device. Other designs in progress are for applications such as cell phones and PDAs.

Safety codes and transportation regulations are being developed to ensure that this technology is safe for consumer use. DMFCC has been working with the fuel cell industry, Underwriters Laboratories (UL), CSA America and the International Electrotechnical Commission (IEC), to develop international standards for the performance, safety and interchangeability of methanol fuel cell devices and fuel cartridges.

The direct methanol fuel cell was invented and developed at the NASA Jet Propulsion Laboratory and the University of Southern California (USC) and is protected by 56 issued and over 62 pending patents worldwide. DMFCC has rights to these Caltech patents, which are needed by fuel cell manufacturers and OEMs to bring their products to market. DMFCC plans to work cooperatively with all fuel cell and electronics manufacturers in Japan, Korea, the United States and elsewhere to provide them the patent protection they need to bring their fuel cell products to market. DMFCC and its cartridge manufacturing and distribution partners plan to provide the industry with qualified sources of methanol fuel cartridges. DMFCC also plans to work with customers and partners to develop direct methanol fuel cells for custom applications and crucial components for the fuel cell industry.

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INVESTOR FREQUENTLY ASKED QUESTIONS (OTC BB:VSPC)

1.When and where was VIASPACE formed?
VIASPACE’s predecessor company, ViaSpace Technologies LLC was formed under the laws of Delaware in 1998. In June 2005, ViaSpace Technologies LLC merged into Global-Wide Publication, Ltd., a corporation formed under the laws of Nevada, and changed its name to VIASPACE, Inc.

2. Where does VIASPACE’s stock trade?
VIASPACE’s stock currently trades on the Over the Counter Bulletin Board under the symbol VSPC (OTCBB: VSPC).

3. At what share price did the company initially trade following the merger?
After the merger became effective on June 22, 2005, the company’s common stock opened trading at $2.20 share.

4. Where is VIASPACE located?
VIASPACE’s executive offices are at 2400 Lincoln Avenue in Altadena, California, a Los Angeles suburb adjacent to Pasadena where Caltech and NASA/JPL are located.

5. When is VIASPACE’s year-end?
VIASPACE’s fiscal year ends December 31.

6. How do I receive news on the company?
New releases are available on our web site, www.VIASPACE.com. Our periodic SEC filings are available on the SEC web site, www.sec.gov.

7. How does VIASPACE generate revenue?
VIASPACE currently generates revenue from government and commercial contracts when milestones are met and on product sales. Future revenue could include licensing technologies and selling interest in its subsidiaries.
8. When will VIASPACE announce financial results?
VIASPACE generally reports its financial results six weeks after the close of the quarter in interim quarters and 12 weeks following the close of its year-end.

9. Where can I get copies of VIASPACE’s securities filings (10-Qs, 10-Ks, etc.)?
VIASPACE’s securities filings are available online at www.edgaronline.com or www.sec.gov

10. Who is VIASPACE’s transfer agent?
The Nevada Agency and Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626.

11. How do I contact VIASPACE’s Investor Relations Department?
Investor Relations can be contacted at IR@VIASPACE.com or by telephone at 1-888-359-9558.

12. What is VIASPACE’s capital structure?
The authorized capital of VIASPACE is 400,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2005, there were 284,371,430 common shares outstanding and no shares of preferred stock outstanding. Of the common shares outstanding, 226,800,000 common shares were issued to original members of ViaSpace Technologies LLC and are restricted for sale until June 22, 2006. There are an additional 27 million shares held by original shareholders of Global-Wide Publication Ltd. that are subject to a lock-up agreement with restrictions and are not freely traded as of September 30, 2005. As of September 30, 2005 — 253,800,000 common shares have trading restrictions and 30,571,430 are freely trading shares in the public float.

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INVESTOR FREQUENTLY ASKED QUESTIONS (OTC BB:VSPC) — (continued)

13. What is VIASPACE’s relationship with Caltech and NASA/JPL?
VIASPACE and its current and former subsidiaries have licensed numerous patents and software rights from Caltech. The technology and software were originally developed at the NASA Jet Propulsion Laboratory (which is managed by Caltech) under NASA and Department of Defense funding. As a result of these licensing activities, Caltech has an equity (stock) ownership in VIASPACE and several of its current and former subsidiaries.

Since 1998 VIASPACE has provided JPL with more than $1 million in funding for Technology Commercialization Programs. VIASPACE continues to fund work at JPL. VIASPACE subsidiary, Ionfinity LLC, has two STTR government contracts together with JPL to jointly commercialize JPL technology for the United States Navy and United States Air Force.

VIASPACE founder and CEO Dr. Carl Kukkonen and Board Member Dr. Sandeep Gulati were formerly Caltech employees at JPL. In 1992, Kukkonen was awarded the NASA Exceptional Achievement Medal.

All of VIASPACE’s current and former subsidiaries focus on products and services derived from NASA/JPL technologies and software and patents licensed from Caltech.

AS A MATTER OF POLICY, CALTECH AND THE JET PROPULSION LABORATORY DO NOT ENDORSE ANY COMPANY.

The relationship between VIASPACE and Caltech and the Jet Propulsion Laboratory is a business relationship based on licensing, joint contracts and on VIASPACE funding of JPL programs.

Since its founding in 1998, VIASPACE has spawned 3 companies: SpectraSensors Inc. ( www.spectrasensors.com ), QWIP Technologies Inc.
( www.qwip.com ), and ViaLogy Corp. ( www.vialogy.com ). These former subsidiaries are now independent and have their own management. VIASPACE owns a minority interest in QWIP and has two seats on their board. VIASPACE also owns a minority interest in ViaLogy Corp. Today, VIASPACE focuses its effort on three subsidiaries – Arroyo Sciences, Ionfinity, and Direct Methanol Fuel Cell Corporation (DMFCC)–and on new high technology opportunities.

For the latest VIASPACE news, please visit our homepage at: www.VIASPACE.com

VIASPACE
2400 Lincoln Avenue, Altadena, CA 91001
(888) 359-9558
www.VIASPACE.com

Arroyo Sciences / IONfinity / Direct Methanol Fuel Cell Corporation

This document includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. You should not place undue reliance on these forward-looking statements. Actual events or results may differ materially. In evaluating these statements, you should consider various important factors, including the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission under the heading “Risk Factors.” These and other factors may cause our actual results to differ materially from any forward-looking statements.